Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Full Year 2022 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)			For the year		For the year - adjusted (1)
	4Q22	3Q22	4Q21	4Q22	3Q22	4Q21	2022	2021	2022	2021
Net income ($000's)	$16,721	$15,839	$22,769	$34,546	$25,349	$22,769	$71,274	$93,606	$99,577	$93,606
Earnings per share - diluted	$0.44	$0.50	$0.74	$0.91	$0.80	$0.74	$2.18	$3.01	$3.05	$3.01
Return on average tangible assets(2)	0.77%	0.87%	1.30%	1.55%	1.39%	1.30%	0.95%	1.37%	1.32%	1.37%
Return on average tangible common equity(2)	9.17%	8.66%	12.37%	18.37%	13.76%	12.37%	9.91%	12.87%	13.75%	12.87%

(1)	See non-GAAP reconciliations starting on page 14.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to deliver solid quarterly earnings of $0.91 per diluted share and a record return on average tangible common equity of 18.37%, adjusted for one-time acquisition-related expenses.  We generated organic loan growth of 21.5% annualized, fueled by strong loan fundings, while maintaining strong credit quality with annual net charge-offs of just three basis points, and a low non-performing loans ratio of 0.23%. We believe our strong capital and our fortress balance sheet positions us to perform in any economic environment.”

Mr. Laney added, “I am proud of our teams’ accomplishments this year that led to delivering a record return on tangible common equity while simultaneously closing and integrating two strategically important banking enterprises.  We have added great teammates in Utah, Wyoming and Idaho to the NBH family and remain very focused on delivering best-in-class banking solutions for our clients. We are well positioned to continue to serve our clients and communities in 2023.”

Fourth Quarter 2022 Results

(All comparisons refer to the third quarter of 2022, except as noted)

Net income totaled $16.7 million or $0.44 per diluted share, compared to $15.8 million or $0.50 per diluted share during the third quarter of 2022. The quarter’s results were driven by record net interest income and was impacted by non-recurring acquisition-related expenses of $23.2 million, including $16.3 million of CECL Day 1 provision expense, discussed in detail below. Fully taxable equivalent pre-provision net revenue increased $9.1 million to $43.0 million during the fourth quarter. The return on average tangible assets was 0.77% compared to 0.87% during the third quarter, and the return on average tangible common equity was 9.17% compared to 8.66%.

Adjusting for acquisition-related provision expense and non-recurring acquisition-related expenses of $23.2 million and $12.4 million during the fourth and third quarters respectively, adjusted net income totaled $34.5 million or $0.91 per diluted share compared to $25.3 million or $0.80 per diluted share. Adjusted fully taxable equivalent pre-provision net revenue increased $8.9 million to $49.8 million. The adjusted return on average tangible assets was 1.55% compared to 1.39%, and the adjusted return on average tangible common equity was 18.37% compared to 13.76%.

Net Interest Income

Fully taxable equivalent net interest income totaled a record $96.5 million during the fourth quarter of 2022, an increase of $26.0 million, or 146.4% annualized. The fully taxable equivalent net interest margin widened 38 basis points to 4.39%, and average earning assets increased $1.7 billion. The increase in average earning assets was primarily due to increases in average acquired loans of $1.5 billion and increases in average originated loans of $435.0 million. The margin expansion was driven by a 60 basis point increase in earning asset yields, as a result of several increases in the federal funds rate since September 2022, and excess cash being deployed into higher-yielding originated loans. The cost of funds totaled 0.43%, compared to 0.20% during the third quarter.

Loans

Total loans increased $1.5 billion to a record $7.2 billion at December 31, 2022 and included $1.2 billion of loans acquired through the Bank of Jackson Hole acquisition. Excluding the newly acquired Bank of Jackson Hole loans, loans increased $310.0 million or 21.5% annualized led by originated commercial loan growth of $151.1 million. We generated quarterly loan fundings totaling $497.3 million, led by commercial loan fundings of $267.5 million.

Asset Quality and Provision for Credit Losses

The Company recorded $21.9 million of provision expense, compared to $12.7 million last quarter. The quarter’s provision included $16.3 million of Day 1 allowance reserve funding for the Bank of Jackson Hole loan portfolio compared to $5.4 million of Day 1 allowance reserve funding for the Rock Canyon Bank loan portfolio during the third quarter. The remainder of the quarter’s provision expense was driven by strong loan growth and higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast. Annualized net charge-offs totaled 0.04% of total loans, compared to 0.01% during the third quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) decreased three basis points to 0.23% of total loans, and non-performing assets decreased four basis points to 0.28% of total loans and OREO. The allowance for credit losses as a percentage of loans totaled 1.24%, compared to 1.15% at September 30, 2022.

Deposits

Average total deposits increased $1.6 billion or 96.8% annualized to $8.0 billion for the fourth quarter 2022. Average transaction deposits (defined as total deposits less time deposits) increased $1.5 billion or 104.1% annualized, and average non-interest bearing demand deposits increased $585.0 million or 90.8% annualized.

The Bank of Jackson Hole acquisition added $1.4 billion of total deposits, including $1.3 billion of transaction deposits and $0.1 billion of time deposits on October 1, 2022. The mix of transaction deposits to total deposits increased 124 basis points to 88.9% at December 31, 2022. The loan to deposit ratio totaled 91.7% at December 31, 2022.

Non-Interest Income

Non-interest income totaled $14.1 million, a decrease of $3.2 million largely driven by $1.8 million lower mortgage banking income due to lower mortgage activity. Other non-interest income decreased $1.0 million due to unrealized gains on equity method investments included in the prior quarter. These decreases were partially offset by a $0.3 million increase in service charges and bank card fees. Included in the prior quarter was $0.8 million of banking center consolidation-related income.

Non-Interest Expense

Non-interest expense totaled $67.7 million, an increase of $13.7 million from the prior quarter. Included in the fourth quarter were $6.8 million of non-recurring acquisition-related expenses with $2.5 million included in professional fees, $1.5 million included in data processing, $1.1 million included in occupancy and equipment, $0.8 million included in salaries and benefits and $0.9 million included in other non-interest expense. Included in the third quarter were $7.0 million of non-recurring acquisition-related expenses with $4.6 million included in professional fees, $0.8 million included in salaries and benefits, $0.6 million in data processing, $0.5 million included in occupancy and equipment and $0.5 million included in other non-interest expense. Excluding the impact of  non-recurring acquisition-

related expenses in both quarters, non-interest expense increased $13.9 million largely driven by an increase in core operating expenses driven by the growth of our recent acquisitions.

The fully taxable equivalent efficiency ratio was 61.1% at December 31, 2022, compared to 61.4% at September 30, 2022. Adjusting for non-recurring acquisition-related expenses, the fully taxable equivalent efficiency ratio was 53.8% compared to 53.0% during the third quarter.

Income tax expense totaled $3.0 million during the fourth quarter compared to $4.0 million. The effective tax rate was 15.0% and 20.1% for the fourth and third quarters, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio at December 31, 2022 for the consolidated company was 9.29%. Shareholders’ equity totaled $1.1 billion at December 31, 2022 increasing $172.8 million primarily due to the issuance of stock for the Bank of Jackson Hole acquisition. Retained earnings, net of dividends paid, increased $7.3 million, and accumulated other comprehensive loss decreased $1.1 million due to fair market value fluctuations in the available-for-sale investment securities portfolio.

Common book value per share increased $1.34 to $29.04 at December 31, 2022. Tangible common book value per share decreased $1.77 to $20.63 at December 31, 2022 due to the impact of the Bank of Jackson Hole acquisition. Excluding accumulated other comprehensive loss, the tangible book value totaled $22.98, compared to $25.10 at September 30, 2022.

Year-Over-Year Review

(All comparisons refer to the full year 2021, except as noted)

Net income totaled $71.3 million or $2.18 per diluted share, compared to $93.6 million or $3.01 per diluted share over the prior year. Adjusting for acquisition-related provision expense and non-recurring acquisition-related expenses of $36.8 million during 2022, adjusted net income totaled $99.6 million or $3.05 per diluted share. Fully taxable equivalent pre-provision net revenue increased $17.6 million to $128.4 million and the adjusted fully taxable equivalent pre-provision net revenue increased $32.7 million to $143.5 million. The return on average tangible assets was 0.95% compared to 1.37% in the prior year, and the return on average tangible common equity was 9.91% compared to 12.87%. The adjusted return on average tangible assets was 1.32%, and the adjusted return on average tangible common equity was 13.75%.

Fully taxable equivalent net interest income totaled $272.3 million, an increase of $80.0 million or 41.6%. Average earning assets increased $787.5 million, or 12.1%, including average originated loan growth of $638.0 million and average acquired loan growth $392.0 million. The fully taxable equivalent net interest margin widened 78 basis points to 3.73%, benefitting from an 81 basis point increase in earning asset yields to 3.97%. The cost of funds totaled 0.26%, compared to 0.23% during 2021.

Loans outstanding totaled a record $7.2 billion, increasing $2.7 billion or 60.0%, and included $1.7 billion of loans acquired through the Rock Canyon Bank and Bank of Jackson Hole acquisitions. Excluding the newly acquired loans, loans increased $980.9 million or 21.7% led by originated commercial loan growth of $629.0 million. New loan fundings during 2022 totaled $2.0 billion, led by commercial loan fundings of $1.2 billion.

The Company recorded $36.7 million of provision expense for credit loss during 2022, compared to a provision release of $9.3 million in the prior year. Provision expense in 2022 included $21.7 million of Day 1 allowance reserve funding for the Rock Canyon Bank and Bank of Jackson Hole loan portfolios. The remainder of the provision expense was driven by strong loan growth and higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast. Annualized net charge-offs remained consistent at 0.03% of total loans. Non-performing loans to total loans improved one basis point to 0.23% at December 31, 2022, and non-performing assets to total loans and OREO improved 11 basis points to 0.28%. The allowance for credit losses totaled 1.24% of total loans, compared to 1.10% at December 31, 2021.

Average total deposits increased $672.6 million or 11.1% to $6.7 billion. Average transaction deposits increased $761.1 million or 14.8%, and average non-interest bearing demand deposits increased $297.4 million or 12.6%. The mix of transaction deposits to total deposits increased by 230 basis points to 88.9% at December 31, 2022, and the mix of non-interest bearing demand deposits to total deposits totaled 39.8% compared to 40.2% at December 31, 2021.

Non-interest income totaled $67.3 million, a decrease of $43.1 million or 39.0%, largely driven by $39.6 million of lower mortgage banking income due to lower refinance activity in 2022, as well as competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $2.1 million in 2022. Other non-interest income decreased $2.4 million largely due to market adjustments on company-owned life insurance and higher unrealized gains on equity method investments included in the prior year. 2021 included $3.1 million of non-recurring banking center consolidation-related income.

Non-interest expense totaled $211.2 million, an increase of $19.4 million or 10.1%. Included in 2022 were $15.1 million of non-recurring acquisition-related expenses, with $8.2 million included in professional fees, $1.7 million included in salaries and benefits, $2.1 million included in data processing, $1.6 million included in occupancy and equipment and $1.5 million included in other non-interest expense. Compared to 2021, our on-going operating expenses increased driven by growth from our recent acquisitions. Excluding non-recurring acquisition-related expenses, occupancy and equipment increased $4.6 million, data processing increased $1.2 million, core deposit intangible and wealth management assets amortization increased $1.2 million, professional fees increased $0.8 million and other non-interest expense increased $4.3 million. Partially offsetting these increases was a $4.2 million decrease in salaries and benefits as the decrease in mortgage banking-related compensation more than offset additional expense for the Rock Canyon Bank and Bank of Jackson Hole associates. 2022 included $4.3 million for our continued investment in our digital platform 2UniFi and 2021 included banking center consolidation-related expense of $1.6 million.

Income tax expense totaled $14.9 million, a decrease of $6.5 million, driven by 2022’s lower pre-tax income due to acquisition-related expenses. Included in income tax expense was $0.3 million and $0.6 million of tax benefit from stock compensation activity during 2022 and 2021, respectively. Adjusting for stock compensation activity, the effective tax rate was 17.6% for 2022, compared to 19.1% for 2021. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, January 25, 2023. Interested parties may listen to this call by dialing (888) 204-4368 using the participant passcode of 5871977 and asking for the NBHC Q4 2022 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for CDI and WMI asset amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for CDI and WMI amortization and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income adjusted for the impact of CDI and WMI amortization expense and acquisition-related expenses, after tax,” “net income excluding the impact of CDI and WMI amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties in integrating the NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Total interest and dividend income	$103,958	$72,369	$52,501	$284,688	$200,965
Total interest expense	8,892	3,278	3,015	17,853	13,821
Net interest income	95,066	69,091	49,486	266,835	187,144
Taxable equivalent adjustment	1,454	1,409	1,299	5,512	5,161
Net interest income FTE(1)	96,520	70,500	50,785	272,347	192,305
Provision expense (release) for credit losses	21,869	12,678	132	36,729	(9,293)
Net interest income after provision for credit losses FTE(1)	74,651	57,822	50,653	235,618	201,598
Non-interest income:
Service charges	4,365	4,326	3,905	16,357	14,894
Bank card fees	4,954	4,681	4,476	18,299	17,693
Mortgage banking income	2,686	4,474	10,387	23,774	63,360
Other non-interest income	2,132	3,100	3,388	7,331	9,752
OREO-related income	1	1	—	7	35
Banking center consolidation-related income	—	776	1,059	1,544	4,630
Total non-interest income	14,138	17,358	23,215	67,312	110,364
Non-interest expense:
Salaries and benefits	36,319	30,540	29,986	124,971	127,504
Occupancy and equipment	10,409	8,026	6,133	31,496	25,283
Professional fees	6,308	5,810	781	14,418	5,423
Data processing	4,924	2,899	2,376	12,657	9,310
Other non-interest expense	8,613	6,443	5,388	25,754	19,950
Problem asset workout	(274)	215	212	248	2,063
Gain on sale of OREO, net	—	(378)	(667)	(648)	(475)
Core deposit and wealth management intangible assets amortization	1,363	383	296	2,338	1,183
Banking center consolidation-related expense	—	—	—	—	1,589
Total non-interest expense	67,662	53,938	44,505	211,234	191,830

Income before income taxes FTE(1)	21,127	21,242	29,363	91,696	120,132
Taxable equivalent adjustment	1,454	1,409	1,299	5,512	5,161
Income before income taxes	19,673	19,833	28,064	86,184	114,971
Income tax expense	2,952	3,994	5,295	14,910	21,365
Net income	$16,721	$15,839	$22,769	$71,274	$93,606
Earnings per share - basic	$0.44	$0.51	$0.75	$2.20	$3.04
Earnings per share - diluted	0.44	0.50	0.74	2.18	3.01

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2022	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$195,505	$256,207	$845,695
Investment securities available-for-sale	706,289	730,791	691,847
Investment securities held-to-maturity	651,527	606,245	609,012
Non-marketable securities	89,049	64,004	50,740
Loans	7,220,469	5,721,985	4,513,383
Allowance for credit losses	(89,553)	(65,623)	(49,694)
Loans, net	7,130,916	5,656,362	4,463,689
Loans held for sale	22,767	33,043	139,142
Other real estate owned	3,731	3,695	7,005
Premises and equipment, net	136,111	105,801	96,747
Goodwill	279,132	167,882	115,027
Intangible assets, net	59,887	30,843	12,322
Other assets	298,329	268,048	182,785
Total assets	$9,573,243	$7,922,921	$7,214,011
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$3,134,716	$2,735,832	$2,506,265
Interest bearing demand deposits	913,852	597,035	555,401
Savings and money market	2,950,658	2,631,855	2,332,591
Total transaction deposits	6,999,226	5,964,722	5,394,257
Time deposits	873,400	838,830	833,916
Total deposits	7,872,626	6,803,552	6,228,173
Securities sold under agreements to repurchase	20,214	20,044	22,768
Long-term debt	53,890	39,559	39,478
Federal Home Loan Bank advances	385,000	—	—
Other liabilities	149,311	140,340	83,486
Total liabilities	8,481,041	7,003,495	6,373,905
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,159,508	1,079,560	1,014,294
Retained earnings	330,721	323,448	289,876
Treasury stock	(310,338)	(394,758)	(457,616)
Accumulated other comprehensive loss, net of tax	(88,204)	(89,339)	(6,963)
Total shareholders' equity	1,092,202	919,426	840,106
Total liabilities and shareholders' equity	$9,573,243	$7,922,921	$7,214,011
SHARE DATA
Average basic shares outstanding	37,762,853	31,259,188	30,338,265
Average diluted shares outstanding	38,100,155	31,531,075	30,715,500
Ending shares outstanding	37,608,519	33,189,253	29,958,764
Common book value per share	$29.04	$27.70	$28.04
Tangible common book value per share(1) (non-GAAP)	20.63	22.40	24.33
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	22.98	25.10	24.56
CAPITAL RATIOS
Average equity to average assets	11.47%	11.69%	11.88%
Tangible common equity to tangible assets(1)	8.38%	9.60%	10.26%
Tier 1 leverage ratio	9.29%	10.45%	10.39%
Common equity tier 1 risk-based capital ratio	10.54%	12.75%	14.26%
Tier 1 risk-based capital ratio	10.54%	12.75%	14.26%
Total risk-based capital ratio	12.29%	14.34%	15.92%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2022		December 31, 2022
			vs. September 30, 2022		vs. December 31, 2021
	December 31, 2022	September 30, 2022	% Change	December 31, 2021	% Change
Originated:
Commercial:
Commercial and industrial	$1,841,313	$1,724,469	6.8%	$1,479,895	24.4%
Municipal and non-profit	959,305	968,539	(1.0)%	928,705	3.3%
Owner-occupied commercial real estate	656,361	631,783	3.9%	503,663	30.3%
Food and agribusiness	284,714	265,835	7.1%	200,412	42.1%
Total commercial	3,741,693	3,590,626	4.2%	3,112,675	20.2%
Commercial real estate non-owner occupied	841,657	731,293	15.1%	611,765	37.6%
Residential real estate	827,030	750,669	10.2%	616,135	34.2%
Consumer	16,986	17,027	(0.2)%	17,336	(2.0)%
Total originated	5,427,366	5,089,615	6.6%	4,357,911	24.5%

Acquired:
Commercial:
Commercial and industrial	183,522	82,324	>100%	16,252	>100%
Municipal and non-profit	321	326	(1.5)%	340	(5.6)%
Owner-occupied commercial real estate	256,979	176,385	45.7%	29,973	>100%
Food and agribusiness	69,265	73,822	(6.2)%	3,177	>100%
Total commercial	510,087	332,857	53.2%	49,742	>100%
Commercial real estate non-owner occupied	854,393	219,109	>100%	52,964	>100%
Residential real estate	424,251	79,477	>100%	52,521	>100%
Consumer	4,372	927	>100%	245	>100%
Total acquired	1,793,103	632,370	>100%	155,472	>100%
Total loans	$7,220,469	$5,721,985	26.2%	$4,513,383	60.0%

Loan Fundings(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2022	2022	2022	2022	2021
Commercial:
Commercial and industrial	$177,693	$201,106	$152,550	$169,168	$229,529
Municipal and non-profit	20,393	20,845	81,428	49,906	101,450
Owner occupied commercial real estate	40,912	65,125	78,905	67,597	28,914
Food and agribusiness	28,518	76,293	(4,186)	18,620	11,016
Total commercial	267,516	363,369	308,697	305,291	370,909
Commercial real estate non-owner occupied	133,271	166,739	88,612	63,416	46,128
Residential real estate	95,067	99,951	93,220	49,040	55,873
Consumer	1,396	1,505	1,989	1,904	2,524
Total	$497,250	$631,564	$492,518	$419,651	$475,434

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were $96,903, $124,834, $21,762, $66,430 and $138,777 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,269,227	$70,536	5.31%	$4,834,206	$58,153	4.77%	$4,296,318	$43,066	3.98%
Acquired loans	1,790,476	26,508	5.87%	295,893	6,581	8.82%	172,567	4,493	10.33%
Loans held for sale	24,381	375	6.10%	39,532	551	5.53%	166,470	1,214	2.89%
Investment securities available-for-sale	841,762	4,187	1.99%	865,875	4,247	1.96%	689,994	2,560	1.48%
Investment securities held-to-maturity	661,992	2,818	1.70%	605,356	2,212	1.46%	637,250	1,994	1.25%
Other securities	26,203	402	6.14%	14,909	212	5.69%	14,590	209	5.73%
Interest earning deposits	115,441	586	2.01%	326,277	1,822	2.22%	678,729	264	0.15%
Total interest earning assets FTE(2)	$8,729,482	$105,412	4.79%	$6,982,048	$73,778	4.19%	$6,655,918	$53,800	3.21%
Cash and due from banks	$126,107			$81,112			$79,058
Other assets	673,679			440,516			460,664
Allowance for credit losses	(85,638)			(54,610)			(49,069)
Total assets	$9,443,630			$7,449,066			$7,146,571
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$3,946,573	$4,587	0.46%	$3,058,463	$1,829	0.24%	$2,847,562	$1,500	0.21%
Time deposits	892,122	2,048	0.91%	799,759	1,116	0.55%	851,779	1,312	0.61%
Securities sold under agreements to repurchase	18,515	23	0.49%	22,183	7	0.13%	20,420	7	0.14%
Long-term debt	53,530	539	3.99%	39,543	326	3.27%	24,599	196	3.16%
Federal Home Loan Bank advances	162,146	1,695	4.15%	—	—	0.00%	—	—	0.00%
Total interest bearing liabilities	$5,072,886	$8,892	0.70%	$3,919,948	$3,278	0.33%	$3,744,360	$3,015	0.32%
Demand deposits	$3,142,296			$2,557,286			$2,459,063
Other liabilities	145,608			100,983			94,345
Total liabilities	8,360,790			6,578,217			6,297,768
Shareholders' equity	1,082,840			870,849			848,803
Total liabilities and shareholders' equity	$9,443,630			$7,449,066			$7,146,571
Net interest income FTE(2)		$96,520			$70,500			$50,785
Interest rate spread FTE(2)			4.09%			3.86%			2.89%
Net interest earning assets	$3,656,596			$3,062,100			$2,911,558
Net interest margin FTE(2)			4.39%			4.01%			3.03%
Average transaction deposits	$7,088,869			$5,615,749			$5,306,625
Average total deposits	7,980,991			6,415,508			6,158,404
Ratio of average interest earning assets to average interest bearing liabilities	172.08%			178.12%			177.76%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,454, $1,409 and $1,299 for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2022			For the year ended December 31, 2021
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,767,713	$218,561	4.58%	$4,129,684	$164,527	3.98%
Acquired loans	594,222	40,060	6.74%	202,174	17,340	8.58%
Loans held for sale	58,788	2,563	4.36%	178,373	5,110	2.86%
Investment securities available-for-sale	839,872	15,091	1.80%	667,859	10,014	1.50%
Investment securities held-to-maturity	604,423	9,109	1.51%	576,343	7,311	1.27%
Other securities	17,598	1,034	5.88%	15,032	838	5.57%
Interest earning deposits	426,137	3,782	0.89%	751,835	986	0.13%
Total interest earning assets FTE(2)	$7,308,753	$290,200	3.97%	$6,521,300	$206,126	3.16%
Cash and due from banks	$90,657			$78,979
Other assets	490,206			472,775
Allowance for credit losses	(59,824)			(52,943)
Total assets	$7,829,792			$7,020,111
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$3,235,834	$9,347	0.29%	$2,772,091	$6,240	0.23%
Time deposits	826,293	5,249	0.64%	914,837	7,362	0.80%
Securities sold under agreements to repurchase	21,298	43	0.20%	20,338	23	0.11%
Long-term debt	43,048	1,519	3.53%	6,200	196	3.16%
Federal Home Loan Bank advances	40,870	1,695	4.15%	—	—	0.00%
Total interest bearing liabilities	$4,167,343	$17,853	0.43%	$3,713,466	$13,821	0.37%
Demand deposits	$2,652,561			$2,355,171
Other liabilities	105,507			104,935
Total liabilities	6,925,411			6,173,572
Shareholders' equity	904,381			846,539
Total liabilities and shareholders' equity	$7,829,792			$7,020,111
Net interest income FTE(2)		$272,347			$192,305
Interest rate spread FTE(2)			3.54%			2.79%
Net interest earning assets	$3,141,410			$2,807,834
Net interest margin FTE(2)			3.73%			2.95%
Average transaction deposits	$5,888,395			$5,127,262
Average total deposits	6,714,688			6,042,099
Ratio of average interest earning assets to average interest bearing liabilities	175.38%			175.61%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,512 and $5,161 for the years ended December 31, 2022 and December 31, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2022	September 30, 2022	December 31, 2021
Beginning allowance for credit losses	$65,623	$50,860	$49,155
Day 1 CECL provision expense	16,027	5,201	—
PCD allowance for credit loss at acquisition	3,764	2,474	—
Charge-offs	(849)	(253)	(268)
Recoveries	129	66	72
Provision expense for credit losses	4,859	7,275	735
Ending allowance for credit losses ("ACL")	$89,553	$65,623	$49,694
Ratio of annualized net charge-offs to average total loans during the period	0.04%	0.01%	0.02%
Ratio of ACL to total loans outstanding at period end	1.24%	1.15%	1.10%
Ratio of ACL to total non-performing loans at period end	542.35%	447.72%	458.77%
Total loans	$7,220,469	$5,721,985	$4,513,383
Average total loans during the period	7,029,021	5,114,044	4,490,391
Total non-performing loans	16,512	14,657	10,832

Past Due and Non-accrual Loans

	December 31, 2022	September 30, 2022	December 31, 2021
Loans 30-89 days past due and still accruing interest	$2,986	$1,548	$1,687
Loans 90 days past due and still accruing interest	95	332	420
Non-accrual loans	16,512	14,657	10,832
Total past due and non-accrual loans	$19,593	$16,537	$12,939
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.23%	0.26%	0.25%

Asset Quality Data

	December 31, 2022	September 30, 2022	December 31, 2021
Non-performing loans	$16,512	$14,657	$10,832
OREO	3,731	3,695	7,005
Total non-performing assets	$20,243	$18,352	$17,837
Accruing restructured loans	$4,654	$4,610	$7,186
Total non-performing loans to total loans	0.23%	0.26%	0.24%
Total non-performing assets to total loans and OREO	0.28%	0.32%	0.39%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Return on average assets	0.70%	0.84%	1.26%	0.91%	1.33%
Return on average tangible assets(2)	0.77%	0.87%	1.30%	0.95%	1.37%
Return on average tangible assets, adjusted(2)	1.55%	1.39%	1.30%	1.32%	1.37%
Return on average equity	6.13%	7.22%	10.64%	7.88%	11.06%
Return on average tangible common equity(2)	9.17%	8.66%	12.37%	9.91%	12.87%
Return on average tangible common equity, adjusted(2)	18.37%	13.76%	12.37%	13.75%	12.87%
Loan to deposit ratio (end of period)	91.72%	84.10%	72.47%	91.72%	72.47%
Non-interest bearing deposits to total deposits (end of period)	39.82%	40.21%	40.24%	39.82%	40.24%
Net interest margin(3)	4.32%	3.93%	2.95%	3.65%	2.87%
Net interest margin FTE(2)(3)	4.39%	4.01%	3.03%	3.73%	2.95%
Interest rate spread FTE(2)(4)	4.09%	3.86%	2.89%	3.54%	2.79%
Yield on earning assets(5)	4.72%	4.11%	3.13%	3.90%	3.08%
Yield on earning assets FTE(2)(5)	4.79%	4.19%	3.21%	3.97%	3.16%
Cost of interest bearing liabilities	0.70%	0.33%	0.32%	0.43%	0.37%
Cost of deposits	0.33%	0.18%	0.18%	0.22%	0.23%
Non-interest income to total revenue FTE(2)	12.78%	19.76%	31.37%	19.82%	36.46%
Non-interest expense to average assets	2.84%	2.87%	2.47%	2.70%	2.73%
Efficiency ratio	61.96%	62.39%	61.22%	63.22%	64.48%
Efficiency ratio FTE(2)	61.15%	61.39%	60.14%	62.19%	63.38%
Efficiency ratio FTE, adjusted(2)	53.76%	52.99%	59.74%	57.07%	62.99%
Pre-provision net revenue	$41,542	$32,511	$28,196	$122,913	$105,678
Pre-provision net revenue FTE(2)	42,996	33,920	29,495	128,425	110,839
Pre-provision net revenue FTE, adjusted(2)	49,807	40,916	29,495	143,492	110,839

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.23%	0.26%	0.24%	0.23%	0.24%
Non-performing assets to total loans and OREO	0.28%	0.32%	0.39%	0.28%	0.39%
Allowance for credit losses to total loans	1.24%	1.15%	1.10%	1.24%	1.10%
Allowance for credit losses to non-performing loans	542.35%	447.72%	458.77%	542.35%	458.77%
Net charge-offs to average loans	0.04%	0.01%	0.02%	0.03%	0.03%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2022	September 30, 2022	December 31, 2021
Total shareholders' equity	$1,092,202	$919,426	$840,106
Less: goodwill, core deposit intangible (“CDI”) and wealth management intangible (“WMI”) assets, net	(327,191)	(186,608)	(121,392)
Add: deferred tax liability related to goodwill	10,984	10,755	10,070
Tangible common equity (non-GAAP)	$775,995	$743,573	$728,784

Total assets	$9,573,243	$7,922,921	$7,214,011
Less: goodwill, CDI and WMI assets, net	(327,191)	(186,608)	(121,392)
Add: deferred tax liability related to goodwill	10,984	10,755	10,070
Tangible assets (non-GAAP)	$9,257,036	$7,747,068	$7,102,689

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.41%	11.60%	11.65%
Less: impact of goodwill, CDI and WMI assets, net	(3.03)%	(2.00)%	(1.39)%
Tangible common equity to tangible assets (non-GAAP)	8.38%	9.60%	10.26%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$775,995	$743,573	$728,784
Divided by: ending shares outstanding	37,608,519	33,189,253	29,958,764
Tangible common book value per share (non-GAAP)	$20.63	$22.40	$24.33

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$775,995	$743,573	$728,784
Accumulated other comprehensive loss, net of tax	88,204	89,339	6,963
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	864,199	832,912	735,747
Divided by: ending shares outstanding	37,608,519	33,189,253	29,958,764
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$22.98	$25.10	$24.56

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net income	$16,721	$15,839	$22,769	$71,274	$93,606
Add: impact of CDI and WMI amortization expense, after tax	1,049	295	227	1,799	909
Net income excluding the impact of CDI and WMI amortization expense, after tax (non-GAAP)	$17,770	$16,134	$22,996	$73,073	$94,515

Net income excluding the impact of CDI and WMI amortization expense, after tax	$17,770	$16,134	$22,996	$73,073	$94,515
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	17,825	9,510	—	28,303	—
Net income adjusted for the impact of CDI and WMI amortization expense and acquisition-related expenses, after tax (non-GAAP)(1)	$35,595	$25,644	$22,996	$101,376	$94,515

Average assets	$9,443,630	$7,449,066	$7,146,571	$7,829,792	$7,020,111
Less: average goodwill, CDI and WMI assets, net of deferred tax liability related to goodwill	(314,017)	(131,490)	(111,508)	(166,857)	(111,944)
Average tangible assets (non-GAAP)	$9,129,613	$7,317,576	$7,035,063	$7,662,934	$6,908,167

Average shareholders' equity	$1,082,840	$870,849	$848,803	$904,381	$846,539
Less: average goodwill, CDI and WMI assets, net of deferred tax liability related to goodwill	(314,017)	(131,490)	(111,508)	(166,857)	(111,944)
Average tangible common equity (non-GAAP)	$768,823	$739,359	$737,295	$737,524	$734,595

Return on average assets	0.70%	0.84%	1.26%	0.91%	1.33%
Return on average tangible assets (non-GAAP)	0.77%	0.87%	1.30%	0.95%	1.37%
Adjusted return on average tangible assets (non-GAAP)	1.55%	1.39%	1.30%	1.32%	1.37%
Return on average equity	6.13%	7.22%	10.64%	7.88%	11.06%
Return on average tangible common equity (non-GAAP)	9.17%	8.66%	12.37%	9.91%	12.87%
Adjusted return on average tangible common equity (non-GAAP)	18.37%	13.76%	12.37%	13.75%	12.87%

(1) Acquisition-related adjustments:
Provision expense adjustments:
CECL day 1 provision expense (non-GAAP)	$16,348	$5,358	$—	$21,706	$—
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	6,811	6,996	—	15,067	$—
Acquisition-related adjustments before tax (non-GAAP)	23,159	12,354	—	36,773	—
Tax expense impact	(5,334)	(2,844)	—	(8,470)	—
Acquisition-related adjustments, after tax (non-GAAP)	$17,825	$9,510	$—	$28,303	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest income	$103,958	$72,369	$52,501	$284,688	$200,965
Add: impact of taxable equivalent adjustment	1,454	1,409	1,299	5,512	5,161
Interest income FTE (non-GAAP)	$105,412	$73,778	$53,800	$290,200	$206,126

Net interest income	$95,066	$69,091	$49,486	$266,835	$187,144
Add: impact of taxable equivalent adjustment	1,454	1,409	1,299	5,512	5,161
Net interest income FTE (non-GAAP)	$96,520	$70,500	$50,785	$272,347	$192,305

Average earning assets	$8,729,482	$6,982,048	$6,655,918	$7,308,753	$6,521,300
Yield on earning assets	4.72%	4.11%	3.13%	3.90%	3.08%
Yield on earning assets FTE (non-GAAP)	4.79%	4.19%	3.21%	3.97%	3.16%
Net interest margin	4.32%	3.93%	2.95%	3.65%	2.87%
Net interest margin FTE (non-GAAP)	4.39%	4.01%	3.03%	3.73%	2.95%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net interest income	$95,066	$69,091	$49,486	$266,835	$187,144
Add: impact of taxable equivalent adjustment	1,454	1,409	1,299	5,512	5,161
Net interest income FTE (non-GAAP)	$96,520	$70,500	$50,785	$272,347	$192,305

Non-interest income	$14,138	$17,358	$23,215	$67,312	$110,364

Non-interest expense	$67,662	$53,938	$44,505	$211,234	$191,830
Less: CDI and WMI asset amortization	(1,363)	(383)	(296)	(2,338)	(1,183)
Less: acquisition-related expenses (non-GAAP)	(6,811)	(6,996)	—	(15,067)	—
Non-interest expense adjusted for CDI and WMI asset amortization and acquisition-related expenses (non-GAAP)	$59,488	$46,559	$44,209	$193,829	$190,647

Non-interest expense	$67,662	$53,938	$44,505	$211,234	$191,830
Less: acquisition-related expenses (non-GAAP)	(6,811)	(6,996)	—	(15,067)	—
Non-interest expense, adjusted for acquisition-related expenses (non-GAAP)	$60,851	$46,942	$44,505	$196,167	$191,830

Efficiency ratio	61.96%	62.39%	61.22%	63.22%	64.48%
Efficiency ratio FTE (non-GAAP)	61.15%	61.39%	60.14%	62.19%	63.38%
Efficiency ratio adjusted for CDI and WMI amortization and acquisition-related expenses FTE (non-GAAP)	53.76%	52.99%	59.74%	57.07%	62.99%

Pre-provision net revenue (non-GAAP)	$41,542	$32,511	$28,196	$122,913	$105,678
Pre-provision net revenue, FTE (non-GAAP)	42,996	33,920	29,495	128,425	110,839
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	49,807	40,916	29,495	143,492	110,839

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Adjustments to net income:
Net income	$16,721	$15,839	$22,769	$71,274	$93,606
Add: Acquisition-related adjustments, after tax (non-GAAP)	17,825	9,510	—	28,303	—
Adjusted net income (non-GAAP)	$34,546	$25,349	$22,769	$99,577	$93,606

Adjustments to earnings per share:
Earnings per share diluted	$0.44	$0.50	$0.74	$2.18	$3.01
Add: Acquisition-related adjustments, after tax (non-GAAP)	0.47	0.30	—	0.87	—
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.91	$0.80	$0.74	$3.05	$3.01